UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2006

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F Oceanside, CA	92056
(Address of principal executive offices)	(Zip Code)

(760) 806-8922

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

On March 15, 2006, SeraCare Life Sciences, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Current Report”) with the Securities and Exchange Commission (the “SEC”) reporting, among other matters, that certain of the Company’s previously issued financial statements should no longer be relied upon. This Current Report amends and restates the first paragraph of Item 4.02(a) of the Initial Current Report to clarify the nature of the issues that have led to the conclusion that the previously issued financial statements should no longer be relied upon. The remainder of the Initial Current Report has not been modified.

Item 1.02.	Termination of Material Definitive Agreement.

In connection with the personnel actions described in Item 5.02(b) below, the Board of Directors of SeraCare Life Sciences, Inc. (the “Company”) terminated, effective March 13, 2006, each of the following agreements:

•	Employment Agreement, effective as of October 1, 2005, by and between the Company and Barry D. Plost (a description of the terms and conditions of this agreement that are material to the Company is set forth in the Company’s Form 8-K as filed with the United States Securities and Exchange Commission (“SEC”) on September 26, 2005, which description is incorporated herein by reference);

•	Employment Agreement, dated November 1, 2000, by and between SeraCare, Inc. and Michael F. Crowley II (as amended to date) (a description of the terms and conditions of this agreement that are material to the Company is set forth in (i) the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on January 10, 2005, and (ii) the Company’s Form 8-K as filed with the SEC on September 26, 2005, which descriptions are incorporated herein by reference);

•	Consulting Agreement, dated August 19, 2004, by and between the Company and Burdick Management, Inc. (as amended to date) (a description of the terms and conditions of this agreement that are material to the Company is set forth in (i) the Company’s definitive proxy statement on Schedule 14A as filed with the SEC on January 10, 2005, and (ii) the Company’s Form 8-K as filed with the SEC on September 26, 2005, which descriptions are incorporated herein by reference); and

•	Offer Letter, dated April 20, 2005, from the Company to Craig A. Hooson (a description of the terms and conditions of this agreement that are material to the Company is set forth in the Company’s Form 8-K as filed with the SEC on May 3, 2005, which description is incorporated herein by reference).

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) The Audit Committee of the Board of Directors of the Company is continuing its previously announced internal review of the concerns raised by the Company’s independent auditors. The Board of Directors of the Company, upon the recommendation of the Audit Committee, concluded on March 13, 2006 that the Company’s previously issued financial statements contained in its quarterly reports on Form 10-Q for the quarters ended December 31, 2004, March 31, 2005 and June 30, 2005 should no longer be relied upon. The Audit Committee based its recommendation primarily on its discovery, during the course of the internal review, of inventory accounting and revenue recognition errors, including errors with respect to inventory reserves, inventory valuation and the capitalization of overhead to inventory. While the internal review of the Audit Committee is not complete, the Company expects to restate one or more of its financial statements for the first three quarters of fiscal 2005. The restated financial statements will be filed as soon as practicable.

Also as a result of the internal review, the Company believes that there are material weaknesses in its internal control over financial reporting. The Company also retracts its previously issued guidance for fiscal 2005.

Although the Audit Committee has preliminarily reported the matters described above to the Company’s auditors, Mayer Hoffman McCann P.C. (“MHM”), they have not yet been the subject of review by MHM. It is also possible that the Audit Committee will, as a result of its continuing review, determine that previously issued financial statements for other periods may require corrections.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On March 13, 2006, in connection with the internal review, the Audit Committee of the Board of Directors of the Company recommended to the Board of Directors certain personnel actions. The Board of Directors, acting upon such recommendations, took the following actions on March 13, 2006:

•	Barry D. Plost’s employment agreement with the Company was terminated, Mr. Plost’s status as the Chairman of the Board of Directors of the Company was terminated and Mr. Plost was asked to resign from the Board of Directors of the Company;

•	Michael F. Crowley, Jr.’s employment agreement with the Company was terminated, Mr. Crowley’s status as the President and Chief Executive Officer of the Company was terminated and Mr. Crowley was asked to resign from the Board of Directors of the Company;

•	Jerry L. Burdick’s consulting agreement with the Company was terminated, Mr. Burdick’s status as the Secretary of the Company was terminated and Mr. Burdick was asked to resign from the Board of Directors of the Company; and

•	Craig A. Hooson’s employment agreement with the Company was terminated and Mr. Hooson’s status as the Chief Financial Officer was terminated.

None of Messrs. Plost, Crowley and Burdick had tendered his resignation as a member of the Board of Directors as of March 13, 2006.

(c) Thomas Lawlor (age 48), the current Chief Operating Officer of the Company has assumed the additional responsibilities of the President and Chief Executive Officer on an interim basis while the Board of Directors is conducting an internal and external search for a Chief Executive Officer as well as a Chief Financial Officer. An Executive Committee of the Board of Directors of the Company, chaired by Mr. Robert Cresci, has been appointed to oversee management of the Company during this interim period.

Mr. Lawlor was appointed as the Company’s Chief Operating Officer on December 13, 2004. Prior to joining the Company, Mr. Lawlor worked for eighteen years at Haemonetics Corporation, most recently as Vice President of Blood Bank and Field Services Operations. The Company is party to an Employment Agreement, dated December 13, 2004, with Mr. Lawlor. A description of the terms and conditions of this agreement that are material to the Company is set forth in the Company’s Form 8-K as filed with the SEC on December 13, 2004, which description is incorporated herein by reference.

Item 8.01.	Other Events.

Pending the completion of the Audit Committee’s review, the audit of the Company’s financial statements for its fiscal year ended September 30, 2005 has not been completed and the Company’s annual report on Form 10-K for its fiscal year ended September 30, 2005 has not been filed with the SEC. As a result of this filing delinquency, the Company has previously received a Staff Determination Letter from The NASDAQ Stock Market, Inc. (“NASDAQ”) citing this failure as a basis for delisting the Company’s securities from NASDAQ.

In addition to this filing delinquency, the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2005 has not been completed or filed. The Company’s failure to file this quarterly report, which was due on February 9, 2006, is viewed by NASDAQ as an additional violation of Marketplace Rule 4310(c)(14). As a result, on February 13, 2006, the Company received an Additional Staff Determination Letter from NASDAQ indicating that the Company’s failure to timely file its quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2005 serves as an additional basis for delisting the Company’s securities from NASDAQ. The Company is continuing to work with NASDAQ to seek an exception to delisting, but has not received any assurances from NASDAQ that it will be granted any such exception. Because the Audit Committee review is still ongoing, the Company does not expect that it will be able to file its Form 10-Q for its fiscal quarter ending March 31, 2006 on a timely basis, which failure will serve as an additional basis for delisting the Company’s securities from NASDAQ.

In connection with the matters raised by the Audit Committee’s internal review, the Company and certain of the individuals listed in Item 5.02(b) have received grand jury subpoenas from the United States Attorney’s Office for the Southern District of California requesting production of certain documents. The Company has also received a request from the SEC for a voluntary production of certain documents. The Company is cooperating fully with the requests of these agencies.

The Company and certain of its officers and directors have been named in a number of federal securities class action lawsuits as well as federal and state derivative class action lawsuits. Each of these cases is in the early stages and the Company expects to vigorously defend itself in these actions.

Under the terms of the Company’s subordinated note agreement with its subordinated lenders, the termination of Mr. Plost and Mr. Crowley without a replacement reasonably acceptable to the subordinated lenders within ninety days of such termination, will trigger an acceleration of the principal amount of the subordinated debt, along with a one percent prepayment penalty. As described in Item 5.02(c) above, the Board of Directors is engaged in a search for a new Chief Executive Officer, but cannot make any assurances that it will be successful in filling this position within ninety days or that any such appointment will be reasonably acceptable to the subordinated lenders. If the subordinated debt is accelerated, such action will trigger an additional default under the Company’s senior credit facility. In addition, as previously reported, the Company’s failure to timely file its periodic reports is a covenant violation under the Company’s senior credit facility. The Company is engaged in discussions with the lenders under its senior credit facility with respect to these matters and expects to seek a waiver of these covenant violations. There can be no assurances that the Company will be successful in obtaining a waiver of these or other covenant violations.

The principal amount outstanding of the Company’s subordinated debt as of February 28, 2006 was $4.0 million. The principal amount outstanding of the Company’s senior credit facility as of February 28, 2006 was approximately $20.6 million. The principal amount outstanding of the promissory note related to the Company’s mortgage on its West Bridgewater facility was approximately $2.2 million.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibit to this Current Report on Form 8-K is listed in the Exhibit Index set forth elsewhere herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2006	SERACARE LIFE SCIENCES, INC.

/s/ Tom Lawlor
Tom Lawlor,
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press release dated March 15, 2006.

*	Incorporated by reference to Exhibit 99.1 of the Form 8-K filed with the Securities and Exchange Commission on March 15, 2006.